SECURITIES AND EXCHANGE

                   COMMISSION Washington,

                   D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934


 Date of Report (Date of earliest event reported)  December
                           3, 1996


                        United Oklahoma Bankshares, Inc.
   (Exact name of registrant as specified in its charter)
     Oklahoma            0-12047             73-0969432
 (State or other     (Commission File     (IRS Employer
 jurisdiction of         Number)          Identification
  incorporation)                               No.)
                 4600 S.E. 29th Street, Del City, Oklahoma
                            73115
     (Address of principal executive offices)
(Zip Code)
Registrant's telephone number, including area code
(405) 677-8711
    (Former name or former address, if changed since last
                          report.)

Item 5.  OTHER EVENTS
     Based  upon the recommendation of the Special
Committee of     the  Board  of Directors of United
Oklahoma  Bankshares,
Inc.  ("United"), the Board of Directors of United
approved the     execution  by  the          Company of a
definitive  agreement,
dated  December  3,  1996, for the  merger  of  United
into Ameribank Corporation ("Ameribank").  The merger is
subject to       the approval of the common and preferred
stockholders of
United,  each  voting  as a class,  and,  if  required,
the preparation  of  all  necessary filings and  approvals
with state  and  federal regulatory authorities.  The
obligations of United and Ameribank to consummate the
Merger are subject to compliance with other customary
covenants and conditions. The      obligation of Ameribank
to proceed with the  Merger  is
also  specifically subject to the condition that holders
of not           more than 12% of the outstanding shares of
Common Stock
shall have exercised their appraisal rights in the Merger
in accordance  with  the  provision  of  the  Oklahoma
General Corporation Act.
     Upon  consummation of the merger, United will be
merged into   Ameribank,   with         Ameribank  being
the   surviving
corporation.   The Merger Agreement provides that
Ameribank will  pay  to stockholders of United (other than
Ameribank) the     aggregate  sum of $1,700,000 as
consideration  for  the
merger.  Preferred stockholders (other than Ameribank)
will receive $58.35 per share for each share of 9%
Cumulative NonVoting Preferred Stock, par value $30.00 per
share, held  by them.   Common stockholders will receive
$0.776901 per share (rounded  to  the  nearest $0.01) for
each share  of  common stock,  par value $1.00 per share,
held by them.   Ameribank will not receive any of the
merger consideration.
     The  Special Committee is comprised of two  members
of the           Board  of  Directors of United  who  do
not  have  any
financial or personal interest in Ameribank and who are
not officers, directors, employees or stockholders of
Ameribank.
The  Special  Committee's financial advisor has advised
the Special  Committee  that it believes  the
consideration  in these   amounts   to   be  received  by
the   non-Ameribank stockholders is fair from a financial
point of view.
     United  will,  as  a  result of the  Merger,  become
     a
privately  held company and the registration of  its
Common Stock  under  the  Exchange Act of  1934,  as
amended  will terminate.
     The  merger  is  expected  to close  during  the
first quarter of 1997.
     As   of  the  date  of  this  report,  Ameribank
owns approximately  61.58% and 88.85% of the  outstanding
Common and Preferred Stock of United, respectively.
Ameribank is a privately  held  bank holding company
registered  under  the Bank Holding Company Act and
primarily engaged, through  its banking subsidiary,
American National Bank and Trust Company of
Shawnee,  Oklahoma,  in  providing  a  full  range   of
traditional banking and related financial services to the commercial, consumer, energy, real estate, agriculture and financial sectors, principally in the State of Oklahoma.
                         SIGNATURES
     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              United   Oklahoma
                              Bankshares, Inc.
                              Registrant
Date December 12, 1996             /s/  George N. Cook,
Jr.
                              Chairman of the Board





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